Exhibit 10.11

FORM OF

VIRGIN MOBILE USA, INC. 2007

OMNIBUS INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest. As applied to Virgin and any transferee of Virgin only, the term Affiliate shall include, without limitation, (i) Richard Branson, (ii) any trust or other entity created by Richard Branson, the principal beneficiaries of which are Richard Branson and/or members of his family, (iii) any spouse of Richard Branson or any lineal descendants (whether natural or adopted) of Richard Branson’s grandparents and their spouses, (iv) any personal representative of Richard Branson or any of the Persons referred to in (iii) above acting within that capacity and (v) any Person which is directly or indirectly controlled by any Person referred to in (i) through (iv) above or by any combination of them.

(c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d) Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board: The Board of Directors of the Company.

(f) Cause: Termination of Employment based on (i) the Participant’s material breach of any provision of the Participant’s employment agreement, if any, and/or the written policies of the Company; (ii) the Participant’s conviction of any felony crime, any crime involving moral turpitude (whether or not a felony) or the commission of any other act (criminal or otherwise) involving dishonesty or willful misconduct either causing or recklessly risking any discredit or injury to the Company; (iii) the failure or refusal of the Participant to follow lawful directives of the Board or officers of the Company; (iv) willful malfeasance or misconduct by the Participant in connection with funds or property of the Company, whereby the Participant attempts willfully to obtain any personal profit from any transaction in a manner adverse to the interests of the

Company, or any other willful or grossly negligent and material breach of the Participant’s agency or fiduciary duties owed to the Company; (v) any material failure or inability of the Participant to substantially perform the Participant’s duties, other than resulting from involuntary physical or mental incapacity; or (vi) the material breach of the terms of any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject (including, without limitation, the Employment Responsibilities Agreement); provided, however, that no termination pursuant to the foregoing clauses (i), (iii), (v) and (vi) shall be for “Cause” unless and until the Participant fails to cure any such event within 30 days following written notice by the Company that includes reasonable detail of such event. For purposes hereof, no act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interests of the Company.

(g) Change in Control: The occurrence of any of the following events after the date of the Company’s Initial Public Offering:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders;

(ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iii) the Company’s Shares cease to be publicly traded on a national securities exchange or on NASDAQ following the occurrence of either (x) Sprint and its Affiliates or (y) Virgin and its Affiliates becoming the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iv) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(h) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i) Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(j) Company: Virgin Mobile USA, Inc., a Delaware corporation.

(k) Constructive Termination: A voluntary termination of Employment by the Participant within six months after any of the following are undertaken without the Participant’s written consent (other than as a result of a termination of Employment by the Company): (a) the assignment to the Participant of any duties or responsibilities which result in a material diminution or adverse change of the Participant’s position and status of Employment, other than for documented performance reasons; (b) a relocation of the Participant’s principal place of business to a location more than fifty miles from the current location at which the Participant performs duties, except for travel deemed necessary or advisable by the Company; (c) a reduction in the Participant’s annual base salary or annual bonus opportunity other than for documented reasons related to performance; or (d) any material breach by the Company of any provision of the Plan or this Agreement; provided, however, that no termination of Employment shall be a Constructive Termination unless and until the Participant has given written notice to the Company of the Participant’s intention to voluntary terminate Employment within 90 days of the occurrence of any such event and the Company fails to cure such event within thirty (30) days after receipt by the Company from the Participant of written notice describing in detail such events.

(l) Disability: A disability qualifying as a “long term disability” under the Company’s long-term disability plan or, if the Company shall not have such a plan at any time or such term is not defined therein, then the Participant’s failure, due to physical or mental capacity, to perform the Participant’s duties to the Company or its Affiliates for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period.

(m) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(n) Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(o) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an Initial Public Offering, the Fair Market Value on the date of such Initial Public Offering shall be the price at which the Initial Public Offering was made, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p) Initial Public Offering: A registered initial public offering pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended of (i) the Company, (ii) a wholly-owned subsidiary of the Company, (iii) any entity succeeding to substantially all of the business operations of the Company or (iv) any direct or indirect parent of the Company (which parent may or may not own 100% of the Company).

(q) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(r) Option: A stock option granted pursuant to Section 6 of the Plan.

(s) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(t) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(u) Participant: An employee, director or consultant (including prospective employees, directors or consultants) who is selected by the Committee to participate in the Plan.

(v) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(w) Permitted Holder means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) Virgin or any of its Affiliates and (iii) Sprint or any of its Affiliates.

(x) Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(y) Plan: The Virgin Mobile USA, Inc. 2007 Omnibus Incentive Compensation Plan.

(z) Predecessor Plan: Any equity-based plan or award agreement relating to options, stock appreciation rights, restricted stock units or other awards based on any class of LLC units of Virgin Mobile USA, LLC, a Delaware limited liability company, that are converted in connection with the Company’s Initial Public Offering into equity-based awards with respect to Shares pursuant to the terms of such applicable equity-based plan or award agreement.

(aa) Shares: Shares of Class A common stock of the Company.

(bb) Sprint: Sprint Spectrum L.P., a Delaware limited partnership.

(cc) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(dd) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(ee) Virgin: Virgin Group Investments Limited, a British Virgin Islands registered company.

3.	Shares Subject to the Plan

Subject to Section 9, the total number of Shares which may be issued under the Plan is 8,622,068 (which includes 5,031,450 Shares underlying awards granted under the Predecessor Plans) and the maximum number of Shares for which ISOs may be granted is 3,590,618. Additionally, subject to Section 9, the maximum number of Shares for which Options and Stock Appreciation Rights (or other Awards under Section 8(b)) may be granted during a calendar year to any Participant shall be 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) (to the extent required to comply with Rule 16b-3), “independent directors” within the meaning of the New York Stock Exchange’s listed company rules (to the extent required under such listed company rules) and, following the post-Initial Public Offering period described in Section 1.162-27(f)(2) of the regulations promulgated under the Code, “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). Additionally, the Committee may delegate the authority to grant Awards under the Plan to the Chief Executive Officer of the Company; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the

Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.	Other Stock-Based Awards

(a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) total shareholder return and (xx) customer lifetime value. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 1,000,000 Shares and (y) with respect to Performance-Based Awards that are not denominated in Shares, $10,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall, in such manner as it may deem equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust or substitute (subject to Section 17) (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee shall do one or more of the following: (A) accelerate the vesting of, or waive any restrictions with respect to, any outstanding Award then held by a Participant which is unexercisable or subject to lapse restrictions; (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Committee in its sole discretion, which (i) in the case of an Option or Stock Appreciation Right, shall have an aggregate Spread Value (as defined below) that is identical to the aggregate Spread Value of the affected Option or Stock Appreciation Right previously granted hereunder as of the date of the Change in Control or (ii) in the case of Other Stock-Based Awards, shall have an equivalent Fair Market Value to the affected Other Stock-Based Awards, which, in either case of clause (i) or (ii), shall either be fully vested or continue to vest on the same schedule as the affected Award previously granted hereunder, and that have other terms as determined by the Committee in its sole discretion; and/or (C) if the Company is the surviving entity in any Change in Control, continue to administer the Plan and have any existing Award remain outstanding in accordance with its terms following the Change in Control. In addition, in the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, cancel any portion of an Award outstanding as of such Change in Control in exchange for the payment to the Participant for fair value (as determined in the sole discretion of the Committee) which, in the case of an Option or Stock Appreciation Right, equals the excess, if any, of the Fair Market Value as of the date of such Change in Control of the Shares subject to the vested portion of the Option or Stock Appreciation Right over the aggregate Exercise Price (the “Spread Value”). In the event that any Change in Control after the Effective Date will result in the Company’s Shares ceasing to be publicly traded on a national securities exchange or on NASDAQ, then, to the extent that any Awards or substitute Awards will remain outstanding following such Change in Control, the Committee intends to provide Participants with an option to receive cash payments in exchange for their vested Awards subject to commercially reasonable terms and constraints.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.	International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

17.	Section 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that (i) it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code, and (ii) at the time of a Participant’s termination of Employment with the Company such Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of Employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of Employment with the Company (or the earliest date as is permitted under Section 409A of the Code). The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

18.	Predecessor Plans

All Shares issued by the Company in settlement of any Awards granted under a Predecessor Plan shall be considered Awards under this Plan and included in the number of Shares reserved for issuance under Section 3 above. However, the terms and conditions and rights associated with all such Predecessor Plan Awards will remain subject to the applicable Predecessor Plan under which each such Predecessor Plan Award was granted; provided, however, that to the extent that any adjustment to Awards is required under Section 9(a) of the Plan, such adjustments shall be required with respect to the Predecessor Plan Awards as well.